UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2012

BBCN Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant.

Following a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors, BBCN Bancorp, Inc. (“BBCN” or the “Company”) engaged KPMG LLP (“KPMG”) effective March 15, 2012 as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and dismissed its prior audit firm, Crowe Horwath LLP (“Crowe Horwath”). The change in accountants was not a result of any dissatisfaction with the quality of professional services rendered by Crowe Horwath.   Crowe Horwath was the independent registered public accounting firm for the former Nara Bancorp, Inc., and KPMG was the independent registered public accounting firm for the former Center Financial Corporation. The decision to change registered public accounting firms and the appointment of the new registered public accounting firm was made by the Audit Committee of the Company’s Board of Directors.

In the two fiscal years ended December 31, 2011 and 2010, there have been no disagreements between the Company and Crowe Horwath on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Crowe Horwath’s satisfaction, would have caused Crowe Horwath to make reference to the subject matter of the disagreement in connection with its opinion on the Company’s consolidated financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Crowe Horwath on the Company’s financial statements and the reports of Crowe Horwath on the Company’s internal control over financial reporting for the fiscal years ended December 31, 2010 and December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has given permission to Crowe Horwath to respond fully to the inquiries of the successor auditor.

The Company has provided Crowe Horwath with a copy of the foregoing disclosure.  A copy of Crowe Horwath’s letter dated March 15, 2012 in response to the foregoing disclosure is included as Exhibit 16.1 hereto.

The Company engaged KPMG as the Company’s independent registered public accounting firm as of March 15, 2012. Prior to that date, the Company did not consult with KPMG regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered by KPMG, or (iii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                                Description of Exhibit__________________________________________________________

16.1	Letter from Crowe Horwath dated March 15, 2012 in response to the foregoing disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN Bancorp, Inc.

Date: March 15, 2012	/s/ Alvin D. Kang
Alvin D. Kang
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Crowe Horwath dated March 15, 2012 in response to the foregoing disclosure.